Exhibit 99.1

Open Lending Announces Leadership Change

Keith Jezek resigns as CEO and Board Member; Chief Financial Officer Charles “Chuck” Jehl appointed as Chief Operating Officer and Interim Chief Executive Officer

Reiterates Q1 2024 Certified Loan Guidance

AUSTIN, Texas, March 25, 2024 – Open Lending Corporation (Nasdaq: LPRO) (the “Company” or “Open Lending”), an industry trailblazer in lending enablement and risk analytics solutions for financial institutions, today announced that Keith Jezek was stepping down as Open Lending’s CEO and as a member of its Board of Directors (the “Board”). Effective immediately, the Board has appointed Chuck Jehl, Chief Financial Officer, as Chief Operating Officer and Interim Chief Executive Officer in an expanded role. Mr. Jezek will remain available to the Company to advise in leadership transition matters, and the Board has initiated a comprehensive process to identify a permanent Chief Executive Officer. In addition to serving as Interim Chief Executive Officer and Chief Operating Officer, Mr. Jehl will remain the Company’s Chief Financial Officer during this process.

“The Board is confident that Chuck is the right person to lead the Company through this interim period and to keep the Open Lending team focused on the Company’s 2024 priorities, which we believe will position Open Lending well as the industry inevitably recovers,” said Jessica Buss, Chairman of the Board. ”On behalf of the Board, I would like to thank Keith for providing the Company with a firm foundation for future growth and developing a deep bench of talented people. From his early service on Open Lending’s board as a private company to his more recent role as CEO, Keith has been an integral part of the Open Lending story and we wish him all the best in his future endeavors.”

“Chuck is an exceptional leader who will continue to work tirelessly with our incredible team at Open Lending as we aim to change lives by making transportation affordable,” said John Flynn, Founder and Director. “I look forward to helping Chuck succeed in this expanded role.”

Chuck Jehl has served as the Chief Financial Officer of Open Lending since August 2020. Prior to Open Lending, Mr. Jehl spent 14 years at Forestar Group Inc., a New York Stock Exchange listed company, in a variety of executive leadership roles including Chief Financial Officer and Treasurer from 2015 through 2019 and Chief Accounting Officer from 2005 through 2013.

“I’m honored to take on this role to help make this transition as seamless as possible,” said Chuck Jehl, Interim Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. “I love working with our outstanding team members and I am pleased to continue to engage with our valued customers, insurance carrier partners, investors and other stakeholders. We provide differentiated technology solutions supported by a strong balance sheet with financial flexibility and I couldn’t be more excited for the future of our Company.”

Q1 2024 Outlook

Open Lending remains on track to achieve its guidance for certified loans for Q1 2024, and the Company will provide additional detail on its financial and operational results when it reports its first quarter 2024 results in May.

About Open Lending

Open Lending (Nasdaq: LPRO) provides loan analytics, risk-based pricing, risk modeling and default insurance to auto lenders throughout the United States. For over 20 years, we have been empowering financial institutions to create profitable auto loan portfolios with less risk and more reward. For more information, please visit www.openlending.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements related to the leadership transition plan and future financial performance under the heading “Q1 2024 Outlook” above. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the Company’s control. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, market, political and business conditions; applicable taxes, inflation, supply chain disruptions including global hostilities and responses thereto, interest rates and the regulatory environment; the outcome of judicial proceedings to which Open Lending may become a party; and other risks discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contact:

Investors

openlending@icrinc.com